Exhibit 10.15
VOTING AGREEMENT
AND IRREVOCABLE PROXY
     THIS VOTING AGREEMENT (this “Agreement”) is entered into on the dates executed by the parties to be effective as of July 1, 2005, by and among Lifeline Therapeutics, Inc., a Colorado corporation (“Company”), and William Driscoll (the “Shareholder”).
PRELIMINARY STATEMENTS
     WHEREAS, Company and Shareholder have entered into an Agreement, dated July 1, 2005, by and between Company and Shareholder (the “Severance Agreement”) whereby Shareholder resigned from his position as President and Chief Executive Officer of Company and Company agreed to provide certain separation benefits, including severance pay;
     WHEREAS, in the Severance Agreement, Shareholder agreed to the execution and delivery of this Agreement as part of Shareholder’s consideration for receiving the separation benefits; and
     WHEREAS, Company and Shareholder desire to enter into this Agreement to set forth their current agreements and understandings with respect to how shares of Company’s class A common stock held by Shareholder (the “Shares”) will be voted.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Voting Provisions.
          1.1 Transfer of Voting Rights. Shareholder hereby grants to the Chairman of the Board of Directors of Company (the “Board”) the irrevocable right to vote the Shares and any New Shares (as defined below) at every meeting of the shareholders of Company and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company.
          1.2 Additional Share Purchases. Shareholder agrees that any shares of capital stock of Company that Shareholder purchases or with respect to which Shareholder otherwise acquires record or beneficial ownership (“New Shares”) after the execution of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or similar instruments) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.
     2. Irrevocable Proxy. THE SHAREHOLDER HEREBY GRANTS TO AND APPOINTS THE CHAIRMAN OF THE BOARD, AS SUCH SHAREHOLDER’S SOLE AND

EXCLUSIVE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR TO ACT BY WRITTEN CONSENT, IN EACH CASE TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, THE SHARES AND ANY NEW SHARES IN RESPECT OF ANY MATTER. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE THROUGH THE TERMINATION DATE (AS DEFINED BELOW). THE SHAREHOLDER FURTHER AGREES TO TAKE SUCH OTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS, IN EACH CASE AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS VOTING AGREEMENT AND IRREVOCABLE PROXY, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE SHAREHOLDER WITH RESPECT TO THE SHARES OR ANY NEW SHARES THAT IS INCONSISTENT WITH THE INTENT HEREOF.
     3. Successors in Interest. Provisions of this Agreement shall be binding upon the successors in interest to any of the Shares held by Shareholder to whom a transfer of such stock is made; provided, however, that this Agreement shall not be binding upon any successor in interest to any of the Shares if such Shares were purchased in a “brokers’ transaction” as defined in Rule 144(g) of the Securities Act of 1933, as amended.
     4. General Provisions.
          4.1 Termination. This Agreement shall terminate on July 1, 2015 (the “Termination Date”).
          4.2 Amendment. This Agreement shall only be amended by the written agreement of Company and Shareholder.
          4.3 Governing Law. The construction, validity and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.
          4.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.
          4.5 Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of Company and to any shares or other securities of Company or of any successor company which may be received by Shareholder by virtue of his ownership of the Shares or any New Shares.
          4.6 Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

          4.7 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          4.8 Further Assurances. Each of the parties hereto shall execute and deliver all additional documents and instruments and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and/or otherwise to effectuate in good faith the intent of the parties.
          4.9 Binding Effect. The rights and obligations of each party under this Agreement shall be specifically applicable to and enforceable against any transferees of the parties hereto.
          4.10 Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIFELINE THERAPEUTICS, INC.

Dated:	4 - 4 - 06	By:	/s/ Stephen K. Onody
		Name:	Stephen K. Onody
		Title:	CEO

Dated:	4 - 7 - 06		/s/ Bill Driscoll

William Driscoll

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